SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2004

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-10674 (Commission File Number)	23-2201716 (I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On April 28, 2004, Susquehanna Bancshares, Inc. priced a private placement of $75 million aggregate principal amount of 4.75% Fixed Rate/Floating Rate Subordinated Notes due May 1, 2014. The offering will be made through initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release, dated April 29, 2004, publicly announcing the pricing of this offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits:

                  99.1    Press release, dated April 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC. (Registrant)

By:	/s/ DREW K. HOSTETTER

Drew K. Hostetter Executive Vice President & CFO

Dated: April 29, 2004

Exhibit Index

Exhibit

99.1    Press Release, dated April 29, 2004.